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                                 PC CONNECTION


                         Acquisition of MoreDirect, Inc.



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MoreDirect
TRANSACTION RATIONALE

o   Opportunistic

o   Addresses a gap in market coverage (Fortune 1000)

o   Possible middle market synergies

o   Attractive Internet-based e-procurement solution

o   High quality sales organization

o   Deal structure limits downside risk

o   Immediately accretive to earnings and operating metrics


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MoreDirect
"VALUE PROPOSITION"

o Provides efficient IT hardware procurement system for large customers, saving them time and money

    o   Knowledgeable, high-level sales account managers

        - Senior AM's average 10-20 years experience in IT hardware sales

        - Adept at product sourcing and negotiations with manufacturers

    o Supported by an easy to use Web-based system tailored for large organizations

        - Reduces time to research and source products

          * Manufacturer and distributor pricing and availability on line by location

          * Visibility into manufacturer special pricing by customer

        - Supports quotation, multiple vendor sourcing, order tracking, serial number capture, asset tracking, customer reporting, etc.

        - Can be integrated into corporate procurement systems, such as Ariba

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MoreDirect
TERMS

Cash                                $22 million

Cash escrow (2 yrs.)                $10 million

Contingent Consideration (3 yrs.)   41% to 65% of EBIT in excess of certain
                                    amounts

Conversion feature                  Escrow and contingent consideration
                                    convertible into PCC common stock to
                                    aggregate of 1,394,000 shares


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2001 PRO FORMA(1)
COMBINED INCOME STATEMENT
($ in thousands, except per share data)

                                Historical
                                ----------             Pro Forma     Pro Forma
                      PC Connection    MoreDirect     Adjustments    Combined
                      -------------    ----------     -----------    ---------
                                                          (3)           (1)

Net Sales               $1,180,951      $219,003                     $1,339,954

Gross Profit               131,152        23,370                        154,522

Operating Income/2/         13,644        11,521       $(1,000)          24,165

Net Income/2/                8,539         7,027        (1,123)          14,442

EPS                          $0.34         $0.28        $(0.05)           $0.58


(1) The pro forma information assumes the acquisition of MoreDirect had taken place January 1, 2001.
(2) Before restructuring costs and other charges.
(3) Based on preliminary estimates; subject to change.

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                       COMPARATIVE PRODUCT MIX - Q1 2002




PC Connection                                                    MoreDirect
-------------                                                    ----------

    15%                       Notebooks                              12%
    15%                       Desktops/Servers                       24%
    10%                       Storage Devices                        12%
    14%                       Software                                4%
     9%                       Networking Communications               7%
     9%                       Printers                                9%
    10%                       Video & Monitors                       13%
     3%                       Memory                                  4%
    15%                       Accessories & Other                    15%


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Q1 2002 PRO FORMA(1)
COMBINED OPERATING DATA
Transaction is accretive to earnings and operating metrics


                                            Historical
                                            ----------             Pro Forma
                                  PC Connection    MoreDirect      Combined
                                  -------------    ----------      ---------

Gross Profit Margin                   10.60%         11.13%          10.68%

Operating Margin                      -1.40%          5.20%          -0.03%

Average Order Size                     $894         $2,826          $1,002

Inventory Turns                          19             --              23

Days Sales Outstanding                   58             53              57

Days Sales Outstanding
(Excluding Federal Govt.)                47             53              49

Number of Sales Representatives         516             61             567

Annualized Sales Productivity    $1,831,000     $3,361,000      $1,992,000


(1) The pro forma information assumes the acquisition of MoreDirect had taken place January 1, 2002.